Electronic Articles of Incorporation
For

P10000054916
FILED
June 29, 2010
Sec. Of State
dwhite

TAKE IT NATIONAL, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

TAKE IT NATIONAL, INC.

Article II

The principal place of business address:

7050 WEST PALMETTO PARK ROAD
15-231
BOCA RATON, FL. 33433

The mailing address of the corporation is:

7050 WEST PALMETTO PARK ROAD
15-231
BOCA RATON, FL. 33433

Article III

The purpose for which this corporation is organized is:

TAKE IT NATIONAL OFFERS A WEB BASED SOLUTION AND□□KNOWLEDGE-BASE FOR COMPANIES SEEKING EXPAND AN EVENT,□□SEMINAR, PARTY OR OTHER CONCEPT TO MANY MARKETS.

Article IV

The number of shares the corporation is authorized to issue is:

5000000

Article V

The name and Florida street address of the registered agent is:

DANIEL GUDEMA
7666 SIERRA TERRACE WEST
BOCA RATON, FL. 33433

I certify that I am familiar with and accept the responsibilities of registered agent.

P10000054916
FILED
June 29, 2010
Sec. Of State
dwhite

Registered Agent Signature: DANIEL GUDEMA

Article VI

The name and address of the incorporator is:

DANIEL GUDEMA
7666 SIERRA TERRACE WEST

BOCA RATON, FL 33433

Incorporator Signature: DANIEL GUDEMA

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P
DANIEL GUDEMA
7666 SIERRA TERRACE WEST
BOCA RATON, FL. 33433

Article VIII

The effective date for this corporation shall be:

07/01/2010